CERTIFICATE OF DESIGNATIONS OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                  OPTIONAL AND OTHER SPECIAL RIGHTS OF 12 1/4%
 SERIES B JUNIOR EXCHANGEABLE PREFERRED STOCK, AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

            MMH Holdings, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors (as defined herein) by its Second Amended and Restated Certificate of Incorporation (hereinafter referred to as the "Restated Certificate"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated March 23, 1998, duly approved and adopted the following resolution (the "Resolution"):

            RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Restated Certificate, the Board of Directors does hereby create, authorize and provide for the issuance of 12 1/4% Series B Junior Exchangeable Preferred Stock, par value $.01 per share, with a stated value of $1,000.00 per share, consisting of 10,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate and in this Resolution as follows:

            (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock designated as the "12 1/4% Series B Junior Exchangeable Preferred Stock." The number of shares constituting such series shall be 10,000 and are referred to herein as the "Series B Junior Preferred Stock." 4,809 shares of Series B Junior Preferred Stock shall be initially issued with an additional 5,191 shares reserved for issuance in accordance with paragraph (c)(i) hereof. The liquidation preference of the Series B Junior Preferred Stock shall be $1,000.00 per share.

            (b) Ranking. The Series B Junior Preferred Stock shall, with respect to dividends and distributions upon liquidation, dissolution or winding-up of the Corporation, rank (i) junior to the Senior Preferred Stock, (ii) senior to the Junior Stock, including the Series C Junior Preferred Stock, (iii) junior to any other Preferred Stock not ranking junior to the Senior Preferred Stock and
(iv) senior to all classes of Common Stock of the Corporation. The Corporation may not (i) issue any class or series of Capital Stock that ranks on a parity with the Series B Junior Preferred Stock as to dividends or distributions upon liquidation, dissolution or winding-up of the Corporation, or amend the provisions of any existing class of Capital Stock or series of Preferred Stock to make such class or series rank on a parity with Series B Junior

Preferred Stock (collectively referred to as "Parity Stock") (provided, that the Corporation can issue, from time to time, additional shares of Series B Junior Preferred Stock to satisfy dividend payments on outstanding shares of Series B Junior Preferred Stock in accordance with this certificate of designations) without the approval of the Holders in accordance with paragraph (f)(ii)(A) hereof (to the extent such approval is required); or (ii) issue any class or series of Capital Stock that ranks senior to the Series B Junior Preferred Stock as to dividends and distributions upon liquidation, dissolution or winding-up of the Corporation, or amend the provisions of any existing class of Capital Stock or series of Preferred Stock to make such class or series rank senior to the Series B Junior Preferred Stock (collectively referred to as "Senior Stock") (provided, that the Corporation can issue, from time to time, additional shares of Senior Preferred Stock to satisfy dividend payments on outstanding shares of Senior Preferred Stock in accordance with the certificate of designations of the Senior Preferred Stock), without the approval of the Holders in accordance with paragraph (f)(ii)(B) hereof (to the extent such approval is required).

            (c) Dividends.

            (i) Commencing on the Issue Date, the Holders of the outstanding shares of Series B Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Series B Junior Preferred Stock, at a rate per annum equal to 12 1/4% of the liquidation preference per share of the Series B Junior Preferred Stock, payable semi-annually; provided, that the dividend rate per annum is subject to increase as provided for in clause (vi) below. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Issue Date to Holders of record on the Dividend Record Date immediately preceding the relevant Dividend Payment Date. Dividends accumulating on or prior to April 1, 2003 may be paid, at the Corporation's option, either in cash or by the issuance of additional shares of Series B Junior Preferred Stock (and, at the Corporation's option, payment of a whole share (after rounding up) or cash in lieu of a fractional share) having an aggregate liquidation preference equal to the amount of such dividends. In the event that on or prior to April 1, 2003, dividends are declared and paid through the issuance of additional shares of Series B Junior Preferred Stock as provided in the previous sentence, such dividends shall be deemed paid in full and shall not accumulate. Dividends accumulating after April 1, 2003 must be paid in cash. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of the Series B Junior Preferred Stock exchanged for Exchange Debentures on the Exchange Date or on the date of their earlier redemption unless the Corporation shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Series B Junior Preferred Stock to be exchanged on the Exchange Date or shall have failed to pay the relevant redemption price on Series B Junior Preferred Stock to be redeemed on the date fixed for redemption.

            (ii) All dividends paid with respect to shares of the Series B Junior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.


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

            (iii) Dividends accumulating after April 1, 2003 on the Series B Junior Preferred Stock for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on such date, not more than forty-five
      (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

            (iv) So long as any share of the Series B Junior Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend in cash on any Junior Stock (or make any other dividend or distribution on any Junior Stock other than in Junior Stock) or make any cash payment on account of any Junior Stock (A) unless full cumulative dividends determined in accordance herewith on the Series B Junior Preferred Stock have been paid in cash in full when required to be so paid or (B) during any period when cash dividends (whether or not required to be paid) are not paid on the Series B Junior Preferred Stock.

            (v) Dividends payable on the Series B Junior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months.

            (vi) Upon the occurrence and during the continuance of a Voting Rights Triggering Event described in paragraph (f)(iii)(A)(3) hereof, the per annum dividend rate on the Series B Junior Preferred Stock will increase by 400 basis points per annum ("Special Dividends") in excess of the dividend rate originally borne by the Series B Junior Preferred Stock as set forth under paragraph (c)(i) hereof. All references herein to "dividends" shall be deemed to include any such "Special Dividends."

            (d) Liquidation Preference.

            (i) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Holders of shares of Series B Junior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), after any payment shall be made or any assets distributed to the holders of any Senior Preferred Stock, but before any payment shall be made or any assets distributed to the holders of any of the Junior Stock. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, Holders of Series B Junior Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Series B Junior Preferred Stock and all Parity Stock, if any, upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, then the holders of all such shares shall share equally and ratably in such distribution of assets in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

            (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the Property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation.

            (e) Redemption.

            (i) Optional Redemption. (A) The Corporation may, at the option of the Board of Directors, redeem at any time or from time to time on or after April 1, 2003, subject to contractual and other restrictions with respect thereto and from any source of funds legally available therefor, in whole or in part, in the manner provided for in paragraph (e)(iii) hereof, any or all of the shares of the Series B Junior Preferred Stock, at the redemption prices in cash (expressed as a percentage of the then effective liquidation preference thereof) set forth below plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), if redeemed during the 12-month period beginning on April 1, of each of the years set forth below:

             2003...............................................106.125%

             2004...............................................104.083%

             2005...............................................102.042%

             2006 and thereafter................................100.000%

                  (B) Notwithstanding the provisions of paragraph (e)(i)(A)
            above, the Corporation may, at the option of the Board of Directors, redeem in the aggregate all, but not less than all, of the Series B Junior Preferred Stock then outstanding, at any time prior to April 1, 2001, at a redemption price equal to 112.25% of the then effective liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) out of the Net Proceeds of one or more Public Equity Offerings; provided, that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

                  (C) No redemption pursuant to paragraph (e)(i)(A) or (B)
            hereof shall be authorized or made unless prior thereto full accumulated and unpaid dividends are declared and paid in full, or declared and a sum in cash (if such dividend is to be paid in cash) is set apart sufficient for such payment, on the Series B Junior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

                  (D) In the event of a redemption pursuant to paragraph
            (e)(i)(A) hereof of only a portion of the then outstanding shares of the Series B Junior Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of the Series B Junior Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than ten shares (or shares held by Holders who would hold less than ten shares as a result of such redemption), as may be determined by the Corporation.

            (ii) Mandatory Redemption. On April 1, 2010, the Corporation shall redeem, subject to contractual and other restrictions with respect thereto and to the extent of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, all of the shares of the Series B Junior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash (whether or not otherwise payable in cash) equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date).

            (iii) Procedures for Redemption. (A) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of the Series B Junior Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Series B Junior Preferred Stock at such Holder's address as it appears on the register maintained by the Transfer Agent, provided, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                  (1)   whether the redemption is pursuant to paragraph
                        (e)(i)(A) or (B) or (e)(ii) hereof;

                  (2)   the redemption price;

                  (3) whether all or less than all the outstanding shares of the Series B Junior Preferred Stock are to be redeemed and the total number of shares of the Series B Junior Preferred Stock being redeemed;

                  (4)   the Redemption Date;

                  (5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Series B Junior Preferred Stock to be redeemed; and

                  (6) that dividends on the shares of the Series B Junior Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

                  (B) Each Holder of Series B Junior Preferred Stock shall
            surrender the certificate or certificates representing such shares of Series B Junior Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Series B Junior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price; provided, that if a notice of redemption shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the redemption price.

            (f) Voting Rights.

            (i) The Holders of Series B Junior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii),
      (iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

            (ii) (A) So long as any shares of the Series B Junior Preferred Stock are outstanding, the Corporation shall not authorize or issue any additional shares of Senior Preferred Stock or any class or series of Parity Stock without the affirmative vote or consent of Holders of at least a majority of the then outstanding shares of Series B Junior

      Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, that no such vote or consent shall be necessary in connection with (i) the issuance of additional shares of Senior Preferred Stock pursuant to the certificate of designations of the Senior Preferred Stock as in effect on the Issue Date or (ii) the issuance of additional shares of Series B Junior Preferred Stock pursuant to the provisions of paragraph (c) of this certificate of designations.

                  (B) So long as any shares of the Series B Junior Preferred
            Stock are outstanding, the Corporation shall not authorize or issue any class or series of Senior Stock without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Series B Junior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                  (C) [Reserved.]

                  (D) So long as any shares of the Series B Junior Preferred
            Stock are outstanding, the Corporation shall not amend this certificate of designations so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of Series B Junior Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the then issued and outstanding shares of Series B Junior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, that any increase in the amount of authorized Preferred Stock of the Corporation or the creation and issuance (other than the Senior Preferred Stock and Series B Junior Preferred Stock as provided under paragraph (b) above) of any other class of Preferred Stock or any increase in the amount of authorized shares of such class or any other class of Junior Stock, including Junior Stock which is Preferred Stock, will not be deemed to affect adversely such rights, preferences or voting powers.

                  (E) Prior to the exchange of all outstanding shares of Series
            B Junior Preferred Stock for Exchange Debentures, the Corporation shall not amend or modify the form of the Indenture for the Exchange Debentures from the form thereof certified by the Secretary of the Corporation and delivered to the Transfer Agent on the Issue Date (the "Indenture") (except as expressly provided therein in respect of amendments without the consent of Holders of Exchange Debentures) without the affirmative vote or consent of holders of at least a majority of the aggregate liquidation preference of the outstanding shares of Series B Junior Preferred Stock, voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

            (iii) (A) If (1) after April 1, 2003, cash dividends on the Series B Junior Preferred Stock are in arrears and unpaid for two or more semi-annual Dividend Periods

      (whether or not consecutive) (a "Dividend Default"); (2) the Corporation fails to redeem all of the then outstanding shares of Series B Junior Preferred Stock on or before April 1, 2010; (3) the Corporation fails to make or consummate a Change of Control Offer following a Change of Control if such Change of Control Offer is required by paragraph (h) hereof; (4) the Corporation breaches or violates one of the provisions set forth in paragraph (l) hereof and the breach or violation continues for a period of 60 days or more after the Corporation receives notice thereof specifying the default from the holders of at least 25% of the shares of Series B Junior Preferred Stock then outstanding, then in the case of any of clauses (1) through (4) above, the number of directors constituting the Board of Directors shall be increased or decreased by the number, if any, necessary to permit the Holders of a majority of the aggregate outstanding shares Series B Junior Preferred Stock and, to the extent there exists a voting rights triggering event with respect to the Senior Preferred Stock (pursuant to its certificate of designations as in effect on the Issue
      Date), the Senior Preferred Stock, voting together as one class, to elect the lesser of two directors or that number of directors constituting at least 25% of the members of the Board of Directors. Each such event described in clauses (1), (2), (3) and (4) is a "Voting Rights Triggering Event"; provided, that if the Corporation breaches or violates more than one of the provisions set forth in paragraph (A) hereof, all such breaches or violations together shall not constitute more than one Voting Rights Triggering Event. Holders of a majority of the aggregate outstanding shares of Series B Junior Preferred Stock and, to the extent there exists a voting rights triggering event with respect to the Senior Preferred Stock (pursuant to its certificate of designations as in effect on the Issue Date), the Senior Preferred Stock, voting together and as one class, shall have the exclusive right to elect the lesser of two directors or that number of directors constituting at least 25% of the members of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event. Except as provided in paragraph (c)(vi), the voting rights provided herein shall be the exclusive remedy at law or in equity of the holders of the Series B Junior Preferred Stock for any Voting Rights Triggering Event. Notwithstanding the foregoing, if the voting rights granted pursuant to this subparagraph would violate any rules or regulations applicable to any Regulated Holder, the shares of Series B Junior Preferred Stock held by such Regulated Holder shall be deemed to be not issued and not outstanding solely for purposes this paragraph (f)(iii)(A). As used herein, "Regulated Holder" shall mean any Person holding shares of Series B Junior Preferred Stock that is (or that is a subsidiary of a bank holding company that is) subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R., Part 225 (or any successor to Regulation Y).

                  (B) The right of the Holders of Series B Junior Preferred
            Stock and, to the extent there exists a voting rights triggering event with respect to the Senior Preferred Stock (pursuant to its certificate of designations as in effect on the Issue Date), the Senior Preferred Stock, voting together as one class, to elect members of the Board of Directors as set forth in subparagraph
            (f)(iii)(A) above shall continue until such time as (x) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Series B Junior Preferred Stock are paid in full in cash; and (y) in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied, cured or waived by the holders of at least a majority of the aggregate outstanding shares of Series B Junior Preferred Stock and, to the extent there exists a voting rights triggering event with respect to the Senior Preferred Stock (pursuant to its certificate of designations as in effect on the Issue Date), the Senior Preferred Stock, voting or consenting, as the case may be, together as one class, at which time (1) the special right of the Holders of Series B Junior Preferred Stock and, to the extent there existed a voting rights triggering event with respect to the Senior Preferred Stock (pursuant to its certificate of designations as in effect on the Issue Date), the Senior Preferred Stock, to vote together as one class for the election of directors and (2) the term of office of the directors elected by the Holders of the Series B Junior Preferred Stock and, to the extent there existed a voting rights triggering event with respect to the Senior Preferred Stock (pursuant to its certificate of designations as in effect on the Issue Date), the Senior Preferred Stock, shall each terminate and the number of directors constituting the Board of Directors shall be increased or decreased to such number equal to the directors elected by the holders of Common Stock or Capital Stock (other than the Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock). At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, pursuant to this paragraph (f)(iii)(A) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the then outstanding shares of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, taken as a whole, addressed to the Secretary of the Corporation shall call a special meeting of the Holders of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the Holders of record of at least twenty-five percent (25%) of the outstanding shares of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, taken as a whole, may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Series B Junior Preferred Stock or, if applicable, Senior Preferred Stock, so designated shall have, and the Corporation shall provide, reasonable access to the lists of stockholders of Series B Junior Preferred Stock and Senior Preferred Stock to be called pursuant to the provisions hereof.

                  (C) At any meeting held for the purpose of electing directors at which the Holders of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, shall have the right, voting together as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the then outstanding shares of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, taken as a whole, entitled to vote thereat shall be required to constitute a quorum of such Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock.

                  (D) Any vacancy occurring in the office of a director elected by the Holders of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, may be filled by the remaining director, if any, elected by the Holders of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, unless and until such vacancy shall be filled by the Holders of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock.

            (iv) In any case in which the Holders of Series B Junior Preferred Stock and, if applicable, Senior Preferred Stock, shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Series B Junior Preferred Stock, and, if applicable, Senior Preferred Stock, entitled to vote with respect to such matter shall be entitled to one vote for each share of Series B Junior Preferred Stock, and, if applicable, Senior Preferred Stock, held.

            (g) Exchange.

      (i) Requirements. The outstanding shares of Series B Junior Preferred Stock (including any shares of Series B Junior Preferred Stock issuable on such Dividend Payment Date on the outstanding shares of Series B Junior Preferred Stock) are exchangeable, in whole but not in part, at the option of the Corporation, at any time on any Dividend Payment Date for the Corporation's 12 1/4% Exchange Debentures due 2010 (the "Exchange Debentures") to be substantially in the form of Exhibit A to the Indenture, a copy of which is on file with the Transfer Agent and the Secretary of the Corporation; provided, that any such exchange may only be made if on or prior to the date of such exchange, (i) the Corporation has paid all accumulated dividends on the Series B Junior Preferred Stock (including the dividends payable on such Dividend Payment Date) and there shall be no contractual impediment to such exchange on such Dividend Payment Date; (ii) there shall be legally available funds sufficient therefor; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Indenture) would exist under the Indenture as if the Indenture had been in effect as of the Issue Date and no default or event of default under any other material instrument governing Indebtedness outstanding at the time of such exchange would be caused thereby; and (iv) the Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange. The exchange rate shall be $1.00 principal amount of Exchange Debentures for each $1.00 of liquidation preference of Series B Junior Preferred Stock. Exchange Debentures shall be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible and, to the extent necessary, in principal amounts less than $1,000, provided, that the Corporation shall have the right, at its option, to pay cash in an amount equal to the principal amount of that portion of any Exchange Debenture that is not an integral multiple of $1,000 in lieu of delivering an Exchange Debenture in a denomination of less than $1,000.

            (ii) Procedure for Exchange. (A) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for exchange, written notice (the "Exchange Notice") shall be given by the Corporation by first-class mail, postage prepaid, to each Holder of record on the Dividend Record Date immediately preceding such Dividend Payment Date at such Holder's address as the same appears on the stock register maintained by the Transfer Agent, provided, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of shares of Series B Junior Preferred Stock to be exchanged. The Exchange Notice shall state:

                  (1)   the date fixed for exchange;

                  (2) that the Holder is to surrender to the Corporation, in the manner and at the place or places designated, his certificate or certificates representing all his shares of Series B Junior Preferred Stock to be exchanged;
                  (3) that dividends on the shares of Series B Junior Preferred Stock to be exchanged shall cease to accumulate on the Exchange Date whether or not certificates for shares of Series B Junior Preferred Stock are surrendered for exchange on the Exchange Date unless the corporation shall default in the delivery of the Exchange Debentures; and

                  (4) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Series B Junior Preferred Stock are surrendered for exchange on the Exchange Date.

                  (B) On or before the Exchange Date, each Holder of shares of
            Series B Junior Preferred Stock shall surrender the certificates representing such shares of Series B Junior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the Indenture and the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for the shares of Series B Junior Preferred Stock so exchanged, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), such shares shall be exchanged by the Corporation into Exchange Debentures. The Corporation shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

                  (C) If notice has been mailed as aforesaid, and if before the
            Exchange Date specified in such notice all Exchange Debentures necessary for such exchange shall have been duly executed by the Corporation and delivered to the trustee under the Indenture with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders of Series B Junior Preferred Stock so exchanged as stockholders of the Corporation shall cease (except the right to receive Exchange Debentures (including Exchange Debentures issued in exchange for shares of Series B Junior Preferred Stock issued on such Dividend Payment Date), an amount in cash equal to the amount of accumulated and unpaid dividends to the Exchange Date and, if the Corporation so elects, cash in lieu of any Exchange Debenture not an integral multiple of $1,000), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Debentures as of the Exchange Date.

            (iii) No Exchange in Certain Cases. Notwithstanding the foregoing provisions of this paragraph (g), the Corporation shall not be entitled or required to exchange the Series B Junior Preferred Stock for Exchange Debentures if such exchange, or any term or provision of the Indenture or the Exchange Debentures, or the performance of the Corporation's obligations under the Indenture or the Exchange Debentures, shall materially violate or conflict with any applicable law or agreement or instrument then binding on the Corporation or if, at the time of such exchange, the Corporation is insolvent or if it would be rendered insolvent by such exchange.

            (h) Change of Control.

            (i) Upon the occurrence of a Change of Control, the Corporation shall be obligated to make an offer to purchase (the "Change of Control Offer") the outstanding Series B Junior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this paragraph (h).

            (ii) Within 30 days of the occurrence of a Change of Control, the Corporation shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each Holder of Series B Junior Preferred Stock, at the address appearing in the register maintained by the Transfer Agent, a notice stating:

                  (1) that the Change of Control Offer is being made pursuant to this paragraph (h) and that all Series B Junior Preferred Stock validly tendered will be accepted for payment;

                  (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

                  (3) that any Series B Junior Preferred Stock not validly tendered will continue to accumulate dividends;

                  (4) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any Series B Junior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

                  (5) that Holders accepting the offer to have their Series B Junior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing Series B Junior Preferred Stock to the Corporation at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their acceptance if the Corporation receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Series B Junior Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such Series B Junior Preferred Stock purchased;

                  (7) that Holders whose Series B Junior Preferred Stock is being purchased only in part will be issued new certificates representing the number of shares of Series B Junior Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

                  (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

            (iii) The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the redemption of the Series B Junior Preferred Stock in connection with a Change of Control Offer. Without limiting the foregoing, in the event that a Change of Control occurs and the holders of Series B Junior Preferred Stock exercise their right to require the Corporation to purchase Series B Junior Preferred Stock, if such purchase constitutes a "tender offer" for purposes of Rule l4e-1 under the Exchange Act at that time, the Corporation will comply with the requirements of Rule l4e-1 as then in effect with respect to such repurchase.

            (iv) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (A) accept for payment the number of shares of Series B Junior Preferred Stock validly tendered pursuant to the Change of Control Offer and (B) promptly mail to each Holder of shares so accepted the Change of Control Purchase Price therefor and execute and issue a new Series B Junior Preferred Stock certificate representing the numbers of shares of Series B Junior Preferred Stock equal to any unpurchased shares represented by a certificate surrendered. Unless the Corporation defaults in the payment for the shares of Series B Junior Preferred Stock validly tendered pursuant to the Change of Control Offer, dividends shall cease to accumulate with respect to the shares of Series B Junior Preferred Stock so tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

            (v) If any Credit Facility is in effect or if the Senior Notes or the Senior Preferred Stock are outstanding or if any other Indebtedness of the Corporation or its Restricted Subsidiaries that requires a payment upon a Change of Control is outstanding, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, then, prior to the mailing of the notice to Holders described in paragraph (h)(ii) above, but in any event within 30 days following any Change of Control, the Corporation shall, to the extent required to permit the repurchase of Series B Junior Preferred Stock pursuant to this paragraph (h), be required to (A) cause the borrowers thereunder to repay in full all obligations under or in respect of such Credit Facility, the Senior Preferred Stock or such other Indebtedness or offer to repay in full all obligations under or in respect of such Credit Facility, the Senior Preferred Stock or such other Indebtedness and repay within such 30-day period the obligations under or in respect of such Credit Facility, the Senior Preferred Stock or such other Indebtedness of each lender or holder who has then irrevocably accepted such offer and cause Morris Material Handling to repay within such 30-day period in full all obligations in respect of the Senior Notes or offer to repay in full all obligations in respect of the Senior Notes of each holder who has then irrevocably accepted such offer or (B) cause such borrowers and Morris Material Handling to obtain the requisite consent under such Credit Facility, the Senior Preferred Stock or such other Indebtedness, from the holders of such other Indebtedness and from the holders of the Senior Notes, respectively, to permit the repurchase of the Series B Junior Preferred Stock as described above. Until the requirements of the immediately preceding sentence are satisfied, the Corporation shall not make, and shall not be required to make, any Change of Control Offer; provided, that the Corporation's failure to comply with the provisions of this paragraph (h)(v) shall constitute a Voting Rights Triggering Event.

            (vi) (A) If the Corporation has any outstanding Preferred Stock (other than the Senior Preferred Stock and the Series B Junior Preferred Stock), and the Corporation is required to make a Change of Control Offer or to make a distribution with respect to such Preferred Stock (other than the Senior Preferred Stock and the Series B Junior Preferred Stock) in the event of a Change of Control, the Corporation shall not consummate any such offer or distribution with respect to such Preferred Stock (other than the Senior Preferred Stock and the Series B Junior Preferred Stock) until such time as the

      Corporation shall have paid the Change of Control Purchase Price in full to the Holders of Series B Junior Preferred Stock that have validly accepted the Corporation's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Series B Junior Preferred Stock and (B) the Corporation will not issue Preferred Stock (except pursuant to paragraph (b) hereof) with change of control provisions requiring the payment of such Preferred Stock prior to the payment of the Series B Junior Preferred Stock in the event of a Change in Control under this paragraph (h).

            (vii) The Corporation will not be required to make a Change of Control Offer upon a Change of Control if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this paragraph (h) and purchases all Series B Junior Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

            (i) [Reserved.]

            (j) Reissuance of Series B Junior Preferred Stock. Shares of Series B Junior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, provided that any issuance of such shares of Preferred Stock must be in compliance with the terms hereof.

            (k) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

            (l)   Certain Additional Provisions.

            (i) Limitation on Additional Indebtedness. The Corporation will not, and will not cause or permit any Restricted Subsidiary of the Corporation to, directly or indirectly, incur (as defined) any Indebtedness (including any Acquired Indebtedness); provided, that if no Voting Rights Triggering Event shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Corporation or any Restricted Subsidiary may incur Indebtedness (including any Acquired Indebtedness) if the Corporation's Consolidated Interest Coverage Ratio is greater than 2.0 to 1.

                  Notwithstanding the foregoing, the Corporation and its Restricted Subsidiaries may incur Permitted Indebtedness.

            (ii) Limitation on Restricted Payments. The Corporation will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment after the Issue Date, unless:

                  (A) no Voting Rights Triggering Event shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (B) immediately after giving pro forma effect to such
            Restricted Payment, (i) the Corporation could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under paragraph (l)(i); and

                  (C) immediately after giving effect to such Restricted
            Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum (without duplication) of (1) 50% of the cumulative Consolidated Net Income of the Corporation (or minus 100% of any cumulative deficit in Consolidated Net Income) for the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter immediately preceding such Restricted Payment, (2) 100% of the aggregate Net Proceeds in cash received by the Corporation from the issuance or sale, after the Issue Date (other than to a Restricted Subsidiary), of (a) Junior Stock (other than Disqualified Capital Stock) of the Corporation or (b) any Indebtedness or other securities of the Corporation that are convertible into or exercisable or exchangeable for Junior Stock (other than Disqualified Capital Stock) of the Corporation which have been so converted or exercised or exchanged (other than by a Restricted Subsidiary of the Corporation) and (3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers or distributions of Property or return of capital (but only to the extent such interest, dividends or repayments or other transfers or distributions of Property or return of capital are not included in the calculation of Consolidated Net Income), in each case, to the Corporation or any Restricted Subsidiary from any Person (including Unrestricted Subsidiaries) or from redesignations (the designation of which did not constitute a Permitted Investment) of Unrestricted Subsidiaries as Restricted Subsidiaries in accordance with the Certificate of Designations, not to exceed in the case of any Person, the amount of Investments (other than Permitted Investments) previously made by the Corporation or any Restricted Subsidiary in such Person. For purposes of determining the amount expended for Restricted Payments under this clause (C), Property other than cash (including a distribution of assets) shall be valued at its Fair Market Value.

                  The provisions of this paragraph (l)(ii) shall not prohibit:

                  (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Certificate of Designations;

                  (ii) the retirement of any shares of Junior Stock of the Corporation by conversion into, or by or in exchange for, shares of Junior Stock (other than Disqualified Capital Stock) of the Corporation, or out of, the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Corporation) of other shares of Junior Stock of the Corporation (other than Disqualified Capital Stock); provided, that any such Net Proceeds are excluded from clause (C)(2) of this paragraph (l)(ii) for the purposes of this calculation (and were not included therein at any time);

                  (iii) the retirement of any shares of Junior Stock that is
                        Disqualified Capital Stock by conversion into, or by exchange for, shares of Junior Stock that is Disqualified Capital Stock of the Corporation, or out of the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Corporation) of other shares of Junior Stock that are Disqualified Capital Stock of the Corporation;

                  (iv) payments to MHE Investments or any other Person in respect of which MHE Investments or such other Person is a member of the consolidated tax group of the Corporation, for so long as MHE Investments or such other Person owns such amount of the Capital Stock of the Corporation as will permit it or a member of the consolidated tax group of MHE Investments or such other Person to be entitled to file consolidated federal tax returns with the Corporation, for income taxes pursuant to the Tax Allocation Agreement or for the purpose of enabling MHE Investments or such other Person or any such members to pay taxes other than income taxes, to the extent actually owed and attributable to the operations of the Corporation and its Subsidiaries or to MHE Investments' or such other Person's ownership thereof;

                  (v) payments to MHE Investments, for so long as it owns not less than a majority of the outstanding Common Stock of the Corporation, in amounts sufficient to pay the ordinary operating and administrative expenses of MHE Investments (including all reasonable professional fees and expenses), including in connection with its complying with the Corporation's reporting obligations (including filings with the Commission and any exchange on which the Corporation's securities are traded) and obligations to prepare and distribute business records in the ordinary course of business and the Corporation's costs and expenses relating to taxes, other than those referred to in clause (iv) (which taxes are attributable to the operations of the Corporation and its Restricted Subsidiaries or to MHE Investments' ownership thereof); provided, that the aggregate payments paid in each fiscal year pursuant to this clause (v) will not exceed 0.20% of the consolidated net sales of the Corporation and its Restricted Subsidiaries for such fiscal year;

                  (vi) the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Corporation or of any Person that directly or indirectly controls (as defined in the definition of Affiliate) the Corporation held by employees or former employees of the Corporation or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment and pursuant to the terms of any agreement under which such Capital Stock was issued, provided, that the aggregate Fair Market Value of the consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $500,000 in any fiscal year;

                  (vii) payments due under the Permitted Affiliate Agreements
                        (other than payments pursuant to paragraph (iv) above) that would otherwise constitute Restricted Payments; and

                  (viii) payments that would otherwise constitute Restricted
                        Payments, not to exceed $750,000 in the aggregate;

provided, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (C) of this paragraph
(l)(ii), amounts expended pursuant to clause (i) (but only if the declaration thereof has not been counted in a prior period), (v) (other than to the extent otherwise reducing Consolidated Net Income), (vi) and (viii) shall be included, without duplication, in such calculation and (ii), (iii), (iv) and (vii) shall not be included in such calculation. Nothing in the immediately preceding proviso is meant to affect whether any amount expended pursuant to clause (iv) should be reflected in Consolidated Net Income. Notwithstanding any other provision of this paragraph (l)(ii), no dividends or distributions may be paid on any class of Common Stock of the Corporation unless the Corporation has paid in cash all accumulated dividends due on the Series B Junior Preferred Stock on the two Dividend Payment Dates on or immediately preceding such proposed date of such dividend or distribution.

            If the Corporation or any Restricted Subsidiary makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors or the board of directors of Morris Material Handling, would be permitted under the requirements of the Certificate of Designations, such Restricted Payment shall be deemed to have been made in compliance with the Certificate of Designations notwithstanding any subsequent adjustment made in good faith to the Corporation's or such Restricted Subsidiary's financial statements affecting Consolidated Net Income.

(iii) Limitation on Transactions with Affiliates. The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, Property or services) with any Affiliate (each, an "Affiliate

Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (A) such Affiliate Transaction is between or among the Corporation and the Restricted Subsidiaries or between or among Restricted Subsidiaries; or (B) the terms of such Affiliate Transaction are fair to the Corporation or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Corporation or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $2 million which is not permitted under clause (A) of the immediately preceding sentence, the Corporation shall first obtain a resolution of a majority of the disinterested members of the Board of Directors which reflects the approval of such Affiliate Transaction and a determination that such Affiliate Transaction complies with clause (B) of the immediately preceding sentence. In any Affiliate Transaction (or series of related Affiliate Transactions) which includes the payment of fees of $1 million or more to Chartwell, the Corporation shall obtain a resolution of a majority of the disinterested members of the Board of Directors which reflects the approval of such Affiliate Transaction. In addition, in any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $10 million which is not permitted under clause (A) of the immediately preceding sentence, the Corporation must obtain, prior to the consummation of the transaction or transactions, a written opinion from a nationally recognized investment banking firm or other expert stating that such transaction or transactions are fair to the Corporation or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, that no such opinion shall be required in respect of the provision of services or sales of inventory or products by the Corporation or any of its Restricted Subsidiaries to a Joint Venture in the ordinary course of business.

            The foregoing provisions will not apply to: (i) any transaction or series of related transactions pursuant to the terms of the Permitted Affiliate Agreements; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Corporation or any Restricted Subsidiary of the Corporation as determined in good faith by the Board of Directors or senior management; (iii) any payment that would be permitted under the first paragraph or clauses (iv) or (v) of the second paragraph of paragraph (l)(ii) above; (iv) any Permitted Investment (other than Permitted Investments made pursuant to clause (x) of the definition of Permitted Investments); or (v) loans or advances to employees and officers of the Corporation or any of its Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Corporation or such Subsidiary or in connection with any relocation. The aggregate management, consulting and similar fees paid by the Corporation or its Subsidiaries (excluding expenses and amounts paid pursuant to the last sentence of this covenant or pursuant to clause (iii) of this paragraph) to Chartwell shall not exceed $1 million during any fiscal year; provided, that any such fees may accrue but shall not be paid by the Corporation at any time after the occurrence and during the continuance of a Voting Rights Triggering Event until such Voting Rights Triggering Event is cured, whereupon such accrued and unpaid fees may be paid in addition to other permitted fees. In addition, the Corporation may pay advisory fees to an Affiliate of the Corporation (including Chartwell) with respect to specific transactions, provided, that such payments would be permitted under the first paragraph of paragraph (l)(ii). In addition, for purposes of this paragraph (l)(iii), any transaction or series of related transactions between the Corporation or any Restricted Subsidiary and an Affiliate of the Corporation that is approved by a majority of the disinterested members of its Board of Directors shall be deemed to comply with clause (B) of the first sentence of the preceding paragraph. Notwithstanding the provisions of this paragraph (l)(iii), the Corporation may pay fees and expenses to Affiliates of the Corporation on the Issue Date in connection with the consummation of the Transactions.

            (iv) Limitation on Preferred Stock of Restricted Subsidiaries. The Corporation will not permit any of its Restricted Subsidiariesto issue any Preferred Stock (other than to the Corporation or a Wholly-Owned Subsidiary), other than Permitted Foreign Restricted Subsidiary Preferred Stock, or permit any Person (other than the Corporation or a Wholly-Owned Subsidiary) to hold any such Preferred Stock unless the Corporation or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under paragraph (l)(i) in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued or so held.

            (v) Merger, Consolidation or Sale of Assets. The Corporation will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any of its Restricted Subsidiaries to sell, assign, lease, convey or otherwise dispose of (however effected, including, without limitation, by merger or consolidation)) all or substantially all of the Corporation's assets (determined on a consolidated basis for the Corporation and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:
      (A)(x) the Corporation shall be the continuing Person, or (y) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation or the Restricted Subsidiary, as the case may be, is merged or to which the Properties and assets of the Corporation or any Restricted Subsidiary, as the case may be, are transferred (such Person, the "Surviving Entity") (1) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and (2) the Series B Junior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series B Junior Preferred Stock had immediately prior to such transaction; (B) immediately before and immediately after giving effect to such transaction on a pro forma basis (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction), no Voting Rights Triggering Event shall have occurred and be continuing; and (C) immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) the Corporation (or the Surviving Entity if the Corporation is not continuing) (x) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Corporation immediately prior to such transaction and (y) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under paragraph (l)(i) above; provided, that a Restricted Subsidiary may merge with and into the Corporation without complying with this clause (C)(y).

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the Properties or assets of one or more Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the Properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the assets of the Corporation.

            For all purposes of the certificate of designations and the Series B Junior Preferred Stock, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries, to the extent and as provided pursuant to the certificate of designations.

            (vi) Reports to Holders. Whether or not required by the rules and regulations of the Commission, so long as any shares of Series B Junior Preferred Stock are outstanding, the Corporation shall furnish to the holders of the Series B Junior Preferred Stock within 10 days after it is or would have been required to file them with the Commission, (i) all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q (without exhibits) if the Corporation were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K (without exhibits) if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). In addition, the Corporation shall furnish to the holders of the Series B Junior Preferred Stock and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act and the exhibits omitted from the information furnished pursuant to the preceding sentence, for so long as the Series B Junior Preferred Stock is not freely transferable under the Securities Act.

            (m) Definitions. As used in this certificate of designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Acquired Indebtedness" means (a) Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and (b) any Seller Note.

      "Affiliate" of any specified Person means any other Person (including, without limitation, such Person's issue, siblings and spouse) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of the Certificate of Designations, the term "Affiliate," as it relates to the Corporation, shall (a) include HarnCo for so long as HarnCo is entitled to designate at least one member of the Board of Directors of the Corporation or any successor to the Corporation and (b) not include CIBC Oppenheimer Corp. or Indosuez Capital or their respective Affiliates.

      "Affiliate Transaction" has the meaning ascribed to it in paragraph
(l)(iii) hereof.

      "Asset Acquisition" means (a) an Investment by the Corporation or any Restricted Subsidiary of the Corporation in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Corporation, or is merged with or into the Corporation or any Restricted Subsidiary of the Corporation or
(b) the acquisition by the Corporation or any Restricted Subsidiary of the Corporation of the assets of any Person (other than a Restricted Subsidiary of the Corporation) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means the sale, transfer or other disposition (including, without limitation, by merger or consolidation) (other than to the Corporation or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Corporation (other than directors' qualifying shares to the extent required by applicable law), (b) all or substantially all of the assets of the Corporation or of any Restricted Subsidiary thereof, (c) real Property or (d) all or substantially all of the assets, or any Property, or part thereof, owned by the Corporation or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Corporation or any Restricted Subsidiary thereof; provided, that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to the Corporation or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Corporation and its Restricted Subsidiaries taken as a whole as permitted under paragraph (l)(v) above, (iii) any transfer, conveyance, sale, lease or other disposition of Property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed $500,000, (iv) any sales, leases, conveyances, transfers or other dispositions of Property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Corporation or any Restricted Subsidiary, as the case may be,
(v) the incurrence of any Liens, (vi) the making of any Restricted Payment permitted by paragraph (l)(ii) above, (vii) transfers of cash and sales of Cash Equivalents and (viii) sales, leases, conveyances, transfers or other dispositions of Property or equipment in the ordinary course of business.

      "Board of Directors" means the board of directors of the Corporation or any Committee authorized to act therefor.

      "Business Day" means any day except a Saturday, a Sunday or a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the State of Delaware.

      "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated and whether or not voting) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

      "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

      "Certificate of Designations" means the certificate of designations creating the Senior Preferred Stock.

      "Cash Equivalents" means any of the following Investments: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any foreign country recognized by the United States or any political subdivision of any such state or foreign country, as the case may be, or any public instrumentality thereof (including any taxing authority) maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, time deposit accounts, operating accounts or bankers' acceptances maturing within one year from the date of acquisition thereof issued or guaranteed by any commercial banking institution organized under the laws of any jurisdiction recognized by the United States of America and in which the Corporation or its Subsidiaries actively conduct business, having at the date of acquisition thereof combined capital and surplus of not less than U.S. $250,000,000 or the foreign currency equivalent thereof; (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above; and (vii) foreign bank deposits and cash equivalents in jurisdictions where the Corporation or its Subsidiaries are then actively conducting business, provided, that (a) all such deposits are required to be made in the ordinary course of business, (b) such deposits do not exceed $1,000,000 in the aggregate, and (c) the funds so deposited do not remain in such bank for more than 10 days.

      A "Change of Control" of the Corporation will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates) or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of (a) 50% or more of the total Voting Stock of the Corporation or (b) 50% of all classes of Common Stock (whether voting or non-voting), taken as a whole, of the Corporation, (iii) any Person (including a Person's Affiliates) or Group, other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total Voting Stock of the Corporation, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total Voting Stock of the Corporation, than such other Person or Group and the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Corporation,
(iv) there shall be consummated any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which the Common Stock of the Corporation would be converted into cash, securities or other Property, other than a merger or consolidation of the Corporation in which the holders of the Common Stock of the Corporation outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors.

      "Chartwell" means Chartwell Investments Inc. and its Affiliates.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" of any Person means all Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to any other class of Capital Stock of such Person.

      "Consolidated Interest Coverage Ratio" of any Person means the ratio of
(i) EBITDA of such Person for the four most recent consecutive fiscal quarters for which financial statements are available or, if the Corporation is not in compliance with its obligations under paragraph (l)(vi) above on the date of determination, the four most recent consecutive quarters ending on or prior to the date of determination (in either such case, the "Four Quarter Period") to
(ii) Consolidated Interest Expense of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis to (i)(a) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and (b) any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, in each case set forth in clauses (i)(a) and (b), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period (except that Indebtedness under any revolving credit facility shall be deemed to be the average daily balance of such Indebtedness during such Four Quarter Period) and
(ii) any Asset Sales or Asset Acquisitions (including (x) any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition and including any Asset Sale or Asset Acquisition during such Four Quarter Period by any such Person determined as if such Person had been a Restricted Subsidiary at the time of such transaction; provided, that all Indebtedness of such Person and any such Restricted Subsidiaries shall be deemed to have been incurred on the first day of the Four Quarter Period and (y) the increase or decrease, as the case may be, in EBITDA directly attributable to such Asset Sale or Asset Acquisition, as the case may be) occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition, as the case may be, (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith shall be determined in good faith by a responsible financial or accounting officer of the Corporation.

      "Consolidated Interest Expense" means, with respect to any Person, for any period, without duplication, (i) the aggregate amount of interest charges (excluding fees and expenses incurred in connection with the Transactions), whether expensed or capitalized, incurred or accrued by such Person and its Restricted Subsidiaries, determined on a consolidated basis in conformity with GAAP for such period, plus (ii) to the extent not included in clause (i) above, an amount equal to the sum of: (A) imputed interest included in Capitalized Lease Obligations, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (C) the net costs associated with Interest Rate Agreements, Currency Agreements and other hedging obligations, (D) the interest portion of any deferred payment obligations, (E) amortization of discount or premium on Indebtedness, if any,
(F) all capitalized interest and all accrued interest, (G) all other non-cash interest expense, (H) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and (I) all dividends or distributions on Disqualified Capital Stock if payable to a Person other than the Corporation or a Restricted Subsidiary (other than dividends paid or payable in shares of Junior A Capital Stock (other than Disqualified Capital Stock) of the Corporation) declared and payable in cash, minus (iii) to the extent included in clause (i) or (ii) above, amortization or write-off of deferred financing costs (and original issue discount to the extent it arises from the issuance of Junior A Capital Stock (other than Disqualified Capital Stock) of the Corporation) during such period and, without duplication, any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of the Corporation or its Restricted Subsidiaries prior to the stated maturity thereof. If any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Four Quarter Period (taking into account on a pro forma basis any Interest Rate Agreement that has a remaining term as of the date of determination in excess of 12 months), and/or (y) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. If any Indebtedness to be incurred bears, at the option of the Corporation or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Corporation or such Restricted Subsidiary, such fixed or floating rate.

      "Consolidated Net Income" means with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that (a) the Net Income of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or other distributions representing the Corporation's proportionate share of such Person's Net Income for such period actually paid in cash to the Corporation or a Restricted Subsidiary (subject to clause (b) below) by such Person during such period, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Credit Agreement, the Senior Notes, the Note Indenture, or any other Indebtedness of the Corporation or any Restricted Subsidiary of the Corporation containing, in the good faith judgment of the Board of Directors of the Corporation, substantially the same or less restrictive limitations on the payment of dividends or the making of other distributions than those contained in such Credit Agreement, the Senior Notes or the Note Indenture or the Exchange Debentures or the Indenture if the same were issued) shall be excluded to the extent of such restriction or limitation (regardless of any waiver thereof),
(c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net after tax gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) non-cash gains and losses due solely to fluctuations in currency values shall be excluded, (e) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded, and (f) all items classified as extraordinary, unusual or nonrecurring, including all items relating to the Transactions and the pre-closing events relating thereto shall be excluded (including the fees and expenses incurred in connection with the Transactions and write-offs or other costs associated or arising in connection with the Transactions). In computing Consolidated Net Income under clause (C) under paragraph (l)(ii) above, the Corporation or such Restricted Subsidiary (i) shall use audited financial statements for the portion of the relevant period for which such statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Corporation for the remaining portion of such period and (ii) shall be permitted to rely in good faith for the balance of the relevant period for which audited financial statements are not available on the financial statements and other financial data derived from the books and records of the Corporation or such Restricted Subsidiary that are available on the date of determination.

      "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, less (to the extent included) amounts attributable to Disqualified Capital Stock of such Person.

      "Consolidated Tangible Assets" of any Person means the consolidated tangible assets of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter for which financial statements are available or, if the Corporation is not in compliance with its obligations under paragraph (l)(vi) above on the date of determination, the end of the most recent quarter ending on or prior to the date of determination.

      "Credit Agreement" means the Credit Agreement, dated on or about March 30, 1998, among Morris Material Handling, the Corporation, Material Handling LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC, and Canadian Imperial Bank of Commerce, as Administrative Agent, Credit Agricole Indosuez, as Syndication Agent, BankBoston, N.A., as Documentation Agent, and the lending institutions named therein.

      "Credit Facilities" means one or more senior secured or unsecured credit facilities providing, inter alia, for revolving credit loans, term loans, bankers' acceptances and/or letters of credit between the Corporation or its Restricted Subsidiaries and one or more lenders, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced in whole or in part from time to time.

      "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Corporation or any Restricted Subsidiary of the Corporation against fluctuations in currency values.

      "Disqualified Capital Stock" means any Capital Stock of the Corporation or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the mandatory redemption date of the Senior Preferred Stock for any consideration other than Capital Stock of the Corporation which is not Disqualified Capital Stock; provided, that the Series C Junior Preferred Stock shall not be deemed to be Disqualified Capital Stock and Preferred Stock of the Corporation that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Corporation, which provisions have substantially the same effect as the provisions of paragraph (h) of the Certificate of Designations shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Restricted Subsidiary of the Corporation except for Permitted Foreign Restricted Subsidiary Preferred Stock.

      "Dividend Payment Date" means April 1 and October 1 of each year.

      "Dividend Period" means the Initial Dividend Period and, thereafter, each semi-annual dividend period.

      "Dividend Record Date" means March 15 and September 15 of each year.

      "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income (minus any provision for taxes utilized in computing net loss under clause (i) hereof to the extent such provision reduced the net loss), plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis to the extent reducing Consolidated Net Income, plus (v) amortization of intangibles for such period on a consolidated basis to the extent reducing Consolidated Net Income, plus (vi) amortization of original issue discount to the extent it arises from the issuance of Junior A Capital Stock (other than Disqualified Capital Stock) of the Corporation, to the extent reducing Consolidated Net Income, plus (vii) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity to the extent reducing Consolidated Net Income, plus (viii) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, minus (c) all cash payments during such period relating to non-cash charges that were added back in determining EBITDA in any prior period (provided that payment of such cash amounts did not reduce Consolidated Net Income), all for such Person and its Restricted Subsidiaries determined in accordance with GAAP.

      "Equity Investment" means the investment by MHE Investments, Inc., the purchase by certain institutional investors of Units being issued by the Corporation, and a retained equity investment by HarnCo, in each case, in the Corporation.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Date" means the date, if any, on which the shares of Series B Junior Preferred Stock are exchanged by the Corporation for Exchange Debentures.

      "Exchange Debentures" shall have the meaning ascribed to it in paragraph
(g) hereof.

      "Exchange Notice" shall have the meaning ascribed to it in paragraph (g) hereof.

      "Fair Market Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and, in the case of determination involving assets or Property in excess of $2 million, shall be evidenced by a resolution of the Board of Directors delivered to the Trustee.

      "Financings" means, collectively, the offering by Morris Material Handling of the Senior Notes, the borrowings by Morris Material Handling under the Credit Agreement, and the Equity Investment.

      "Foreign Restricted Subsidiary" of any specified Person means any Restricted Subsidiary the jurisdiction of incorporation, organization or formation of which is outside of the United States, Canada, the United Kingdom and South Africa.

      "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

      "Guarantee" means a guarantee of the Senior Notes by a guarantor under the
Note Indenture, as in effect from time to time.

      "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to preserve or maintain any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

      "HarnCo" means Harnischfeger Corporation.

      "Holder" means a holder of shares of Series B Junior Preferred Stock, as reflected in the register maintained by the Transfer Agent.

      "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

      "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding, without limitation, any balances that constitute accounts payable or trade payables or liabilities arising from advance payments or customer deposits for goods and services sold by such Person or its Restricted Subsidiaries in the ordinary course of business, and other accrued liabilities, in each case, arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), including, without limitation, guarantees of dividends for which such Person may be liable directly or indirectly, (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons), (iv) Disqualified Capital Stock of the Corporation or any Restricted Subsidiary thereof, including, without limitation, any liquidation preference and mandatory redemption payment obligations in respect thereof and (v) obligations of any such Person under any Interest Rate Agreement or Currency Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement or Currency Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations included within the definition of Indebtedness, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP (but such Indebtedness shall only be deemed to have been incurred on the date of original issuance thereof) and, in the case of any securities constituting Indebtedness, the payment of interest upon which is in such securities, such Indebtedness shall only be deemed to have been incurred on the date of issuance of the original securities constituting such Indebtedness, (ii) Indebtedness shall not include any liability for federal, state, local, foreign or other taxes and (iii) contingent obligations of the Corporation or any of its Restricted Subsidiaries under any Surety Obligation will be deemed to be Indebtedness only upon the earlier of (a) the Corporation's or any Restricted Subsidiary's obtaining knowledge of any payment by or in respect of any provider in respect of any Surety Obligation, (b) the demand by any provider for any reimbursement by the Corporation or any of its Restricted Subsidiaries of any Surety Obligation or (c) the time at which the Corporation or any of its Restricted Subsidiaries becomes obligated to make payment in respect of any Surety Obligation as a result of the provider having made a payment in respect of such Surety Obligation or as a result of such payment being required to be made by such provider. Notwithstanding any other provision of the foregoing definition, any trade or accounts payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Corporation or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

      "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

      "Indenture" shall have the meaning ascribed to it in paragraph (f)(ii)(E) hereof.

      "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

      "Investments" means, directly or indirectly, any advance (or other extension of credit), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), any guarantee of any obligations or

Indebtedness of any other Person, the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of any evidence of beneficial ownership of, or interest in, any Person. Upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or the acquisition by the Corporation or a Restricted Subsidiary of an interest in any Person that, as a result thereof, becomes a Restricted Subsidiary, the Corporation shall be deemed to have made an Investment equal to the Fair Market Value of all Investments owned by such new Restricted Subsidiary. Investments shall exclude (i) accounts receivable and other extensions of trade credit, in each case, on commercially reasonable terms in accordance with normal trade practices, (ii) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the ordinary course of business and (iii) acquisitions of Property or assets paid for solely by the issuance of Capital Stock (other than Disqualified Capital Stock) of the Corporation.

      "Issue Date" means the date of original issuance of the Senior Preferred Stock or the Series B Junior Preferred Stock, as the case may be.

      "Joint Venture" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, and
(a) which is engaged in a similar line of business as the Corporation or any Restricted Subsidiary at the date of determination and (b)(i) in the case of a corporation, of which not more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by the Corporation or any of its Restricted Subsidiaries, or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which the Corporation or any of its Restricted Subsidiaries has not more than 50% of the ownership and voting power relating to the policies, management and affairs thereof.

      "Junior A Capital Stock" means Capital Stock of the Corporation, including the Series B Junior Preferred Stock and the Series C Junior Preferred Stock, that does not rank, as to the payment of dividends or other comparable distributions or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, prior to or on a parity with the Senior Preferred Stock.

      "Junior Stock" means Capital Stock of the Corporation, including the Series C Junior Preferred Stock, that does not rank, as to the payment of dividends or other comparable distributions or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, prior to or on a parity with the Series B Junior Preferred Stock.

      "Lien" means with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Mandatory Redemption Price" shall have the meaning ascribed to it in paragraph (e) hereof.

      "MHE Investments" means MHE Investments, Inc., a Delaware corporation.

      "Morris Material Handling" means Morris Material Handling, Inc., a Delaware corporation.

      "Moody's" means Moody's Investors Services, Inc. and its successors.

      "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP, plus the amount of any decrease in the deferred tax asset for such period relating to the actual cash tax benefit realized by such Person or the consolidated tax group of which such Person is a member resulting from the election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, in respect of the Transactions.

      "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Corporation, the aggregate net proceeds received by the Corporation, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in Property (valued at the Fair Market Value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Corporation which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Corporation upon such exchange, exercise, conversion or surrender) less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Corporation in connection therewith.

      "Note Indenture" means the Indenture relating to the Senior Notes, as in effect on the Issue Date.

      "October 1997 Drop Down" means the transfer in October 1997 by HarnCo of the assets of its Material Handling Equipment Division to Material Handling, LLC, a wholly-owned subsidiary of the Corporation.

      "Offering Memorandum" means the Offering Memorandum dated March 23, 1998, relating to the Corporation's offering and placement of the Senior Preferred Stock.

      "Parity Stock" shall have the meaning ascribed to it in paragraph (b) hereof.

      "Permitted Affiliate Agreements" means the following agreements between or among the Corporation and any of MHE Investments, HarnCo, Chartwell or their respective Affiliates:

      (i) Recapitalization Agreement;

      (ii) Transition Services Agreement between HarnCo and Morris Material Handling, Inc., dated on or about March 30, 1998;

      (iii) Trademark License Agreement between Harnischfeger Technologies, Inc. and Morris Material Handling Inc., dated on or about March 30, 1998;

      (iv) Separation Agreement between HarnCo and Material Handling, LLC, dated October 26, 1997;

      (v) Component and Manufactured Products Supply Agreement between HarnCo and Morris Material Handling, Inc., dated on or about March 30, 1998;

      (vi) Employment Agreement between Morris Material Handling, Inc. and Michael Erwin, dated on or about March 30, 1998;

      (vii) Employment Agreement between Morris Material Handling, Inc. and David Smith, dated on or about March 30, 1998;

      (viii) Employment Agreement between Morris Material Handling, Inc. and Richard Niespodziani, dated on or about March 30, 1998;

      (ix) Employment Agreement between Morris Material Handling, Inc. and Peter Kerrick, dated on or about March 30, 1998;

      (x) Employment Agreement between Morris Material Handling, Inc. and Edward Doolan, dated on or about March 30, 1998;

      (xi) Employment Agreement between Morris Material Handling, Inc. and Michael Maddock, dated on or about March 30, 1998;

      (xii) Employment Agreement between Morris Material Handling, Inc. and Bruce Norridge, dated on or about March 30, 1998;

      (xiii) Management Consulting Agreement between Morris Material Handling, Inc. and Chartwell Investments Inc., dated on or about March 30, 1998;

      (xiv) Financial Advisory Agreement between Morris Material Handling, Inc. and Chartwell Investments Inc., dated on or about March 30, 1998;

      (xv) Tax Sharing Agreement between MHE Investments, Inc., the Corporation and certain of MMH Holdings' subsidiaries, dated on or about March 30, 1998;

      (xvi) Shareholders Agreement between MHE Investments, Inc., the Corporation and HarnCo, dated on or about March 30, 1998;

      (xvii) Credit Indemnification Agreement between Harnischfeger Industries, Inc. and Morris Material Handling, Inc., dated on or about March 30, 1998;

      (xviii) Equity Purchase Agreements between Niles L.L.C. and certain members of management;

      (xix) HK Agreement by and among the Corporation, MHE Investments, Inc. and majority stockholder of the Corporation, dated on or about March 30, 1998; and

      (xx) Employee Loan Agreements between Morris Material Handling, Inc. and certain members of management with respect to loans aggregating $600,000 by Morris Material Handling, Inc. to such employees to acquire equity interests in Niles L.L.C.

      Each of the foregoing agreements is a Permitted Affiliate Agreement in the form such agreement is in effect immediately after the initial issuance of the Senior Preferred Stock on the Issue Date, or as the same may be amended from time to time subject to the provisions of paragraph (l)(iii) above; provided, that notwithstanding paragraph (l)(iii), such agreements may be extended from time to time or otherwise amended, to the extent that a majority of the disinterested members of the Board of Directors has determined in good faith that no material adverse effect on the creditworthiness of the Corporation and its Restricted Subsidiaries, taken as a whole, shall result as a consequence thereby.

      "Permitted Foreign Restricted Subsidiary Preferred Stock" means securities of Foreign Restricted Subsidiaries of the Corporation denominated in Preferred Stock that (a) otherwise have substantially the same characteristics of voting or non-voting Common Stock of a Delaware corporation, (b) do not obligate the issuer to pay current dividends or distributions in cash or otherwise and (c) are not subject to any requirement of redemption or repurchase.

      "Permitted Holders" means Chartwell.

      "Permitted Indebtedness" means:

      (i) Indebtedness of the Corporation or any Restricted Subsidiary arising under or in connection with the Credit Facilities or Acquired Indebtedness in an aggregate principal amount at any one time outstanding not to exceed the sum of
(a) $55 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness, and
(b) the greater of (1) $75 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness or (2) the sum of (x) 80% of the book value of accounts receivable of the Corporation and its Restricted Subsidiaries and (y) 45% of the book value of consolidated inventory of the Corporation and its Restricted Subsidiaries, in each case, determined at the time of such incurrence, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness; provided, that $15 million of the Indebtedness incurred under this clause (b) may be incurred solely to obtain letters of credit and to fund draws thereunder to provide credit support for the Surety Arrangement or other Surety Obligations or other letters of credit reasonably necessary in the ordinary course of business;

      (ii) Indebtedness under Surety Obligations and under the Surety Arrangement, in either case, that are due not later than 10 days after the earlier of (a) the Corporation's or any Restricted Subsidiary's obtaining knowledge of any payment by or in respect of any provider in respect of any Surety Obligation, (b) the demand by any provider for any reimbursement by the Corporation or any of its Restricted Subsidiaries of any Surety Obligation or
(c) the time at which
the Corporation or any of its Restricted Subsidiaries becomes obligated to make payment in respect of any Surety Obligation as a result of the provider having made a payment in respect of such Surety Obligation or as a result of such payment being required to be made by such provider;

      (iii) Indebtedness under the Exchange Debentures, the Indenture, the Senior Notes, the Note Indenture and the Guarantees;

      (iv) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date other than under the South African Credit Facility;

      (v) Indebtedness of the Corporation to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Corporation or another Restricted Subsidiary, provided, that Indebtedness of the Corporation or any Wholly-Owned Subsidiary to any Restricted Subsidiary (other than a Wholly-Owned Subsidiary) is incurred for borrowed money; provided, further, that any Indebtedness otherwise referred to in this clause (v) that is no longer held by a Restricted Subsidiary or the Corporation (whether (i) as a result of a sale or transfer of such Indebtedness, (ii) as a result of such Person no longer being the Corporation or a Restricted Subsidiary or (iii) otherwise), shall, in each case, be deemed incurred at such time;

      (vi) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire Property in the ordinary course of business, which Indebtedness and Capitalized Lease Obligations, in the aggregate, outstanding on any date of incurrence (and any Refinancing Indebtedness in respect thereof), do not exceed 4% of the Consolidated Tangible Assets of the Corporation and its Restricted Subsidiaries;

      (vii) Interest Rate Agreements and Currency Agreements;

      (viii) guarantees of obligations of the Corporation or its Restricted Subsidiaries;

      (ix) additional Indebtedness of the Corporation or its Restricted Subsidiaries not to exceed an aggregate of $10 million in principal amount outstanding at any time; and

      (x) Refinancing Indebtedness in respect of Indebtedness incurred under clauses (iii), (iv), (v) and (vii) above or incurred pursuant to the first paragraph of paragraph (l)(i) above.

      "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

      (i) Investments by the Corporation, or by a Restricted Subsidiary, in the Corporation or a Restricted Subsidiary;

      (ii) Cash Equivalents;

      (iii) Investments by the Corporation, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Corporation or (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets (including the proceeds of such Investment) to, or is liquidated into, the Corporation or a Restricted Subsidiary thereof;

      (iv) non-cash consideration received in conjunction with the consummation of an Asset Sale;

      (v) Interest Rate Agreements and Currency Agreements;

      (vi) any Investment existing on the Issue Date;

      (vii) Investments received in settlement of obligations owed to the Corporation or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Corporation or any Restricted Subsidiary; (viii) Investments required pursuant to the following agreements or obligations of the Corporation or a Restricted Subsidiary to make such Investments in effect on the Issue Date:

            (A) Shareholders Agreement among Penang Port SDN BHD., Morris Mechanical Handling Limited and The General Electric Company of Malaysia SDN BHD., dated November 8, 1995; and

            (B) Joint Venture Formation and Partners Agreement by and among P&H Middle East Ltd., Morris Mechanical Handling, Ltd., and Hamad Abdulla Al-Zamil and Brothers Company, dated 1997;

      (ix) Investments required to be made pursuant to the Transactions, as contemplated by the Permitted Affiliate Agreements; and

      (x) Investments by the Corporation or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $15 million at any one time outstanding.

      For purposes of clause (x) above, the amount of any Investment outstanding, in respect of any Investment and the issuer thereof (and its Subsidiaries), shall be equal to the excess of (a) the aggregate amount of all Investments made therein by the Corporation or any Restricted Subsidiary on or after the Issue Date (including the Fair Market Value of all such Investments not made in cash or Cash Equivalents, valued at the time of such Investment) over (b) the aggregate amount returned in cash or Cash Equivalents on or with respect to Investments in such Person (whenever such Investment was made) whether through the sale or other disposition of the Investment in such Person (or portion thereof) or through interest payments, principal payments, dividends or other distributions or payments; provided, that such payments or distributions shall not be (and have not been) included in clause (C)(3) of the first paragraph of paragraph (l)(ii) above or otherwise included in Consolidated Net Income.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

      "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

      "Property" of any Person means all types of real, personal, tangible, intangible or mixed Property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

      "Public Equity Offering" means any underwritten public offering of shares of Common Stock (however designated and whether voting or non-voting) of the Corporation or Morris Material Handling and any and all rights, warrants or options to acquire such Common Stock pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8) filed with the Commission in accordance with the Securities Act.

      "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

      "Recapitalization" means the recapitalization of the Corporation pursuant to the Recapitalization Agreement.

      "Recapitalization Agreement" means the Recapitalization Agreement, dated as of January 28, 1998, among HarnCo, the sellers named therein and MHE Investments, Inc., together with Amendment No. 1 thereto, dated as of March 4, 1998, and Amendment No. 2 thereto, dated as of March 23, 1998.

      "Redemption Date" with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Corporation.

      "Redemption Notice" shall have the meaning ascribed to it in paragraph (e) hereof.

      "Refinancing Indebtedness" means Indebtedness that refunds or refinances any Indebtedness of the Corporation or its Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Corporation or its Restricted Subsidiaries pursuant to the terms of the Certificate of Designations, but only to the extent that (i) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded or refinanced, or (b) at least 91 days after the mandatory Redemption Date of the Senior Preferred Stock (ii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the mandatory Redemption Date of the Senior Preferred Stock has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded or refinanced that is scheduled to mature on or prior to the mandatory Redemption Date of the Senior Preferred Stock and, in the case of clause (i) above and this clause

(ii), such Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Corporation or a Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Corporation or a Restricted Subsidiary) which is conditioned on a change of control of the Corporation pursuant to provisions substantially similar to those contained under paragraph
(h) above or provisions contained in the Note Indenture attributable to required offers to purchase attributable to Asset Sales or otherwise on terms substantially similar to those in such Indebtedness being refinanced, (iii) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded or refinanced, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing prepayment provisions on such Indebtedness being refunded or refinanced and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (iv) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded or refinanced, except that the Corporation may incur Refinancing Indebtedness to refund or refinance Indebtedness of any Wholly-Owned Subsidiary of the Corporation and any Restricted Subsidiary may incur Refinancing Indebtedness to refund or refinance Indebtedness of any other Restricted Subsidiary.

      "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment of any kind or character (whether in cash, Property or securities) on Junior Stock of the Corporation or Capital Stock of any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Junior Stock of the Corporation or Capital Stock of any Restricted Subsidiary of the Corporation (other than (x) dividends or distributions payable solely in Junior Stock (other than Disqualified Capital Stock) of the Corporation, and (y) dividends or distributions payable to the Corporation or to a Restricted Subsidiary of the Corporation and (z) dividends or distributions from a Restricted Subsidiary of the Corporation that are paid ratably to all Persons holding the Capital Stock of such Restricted Subsidiary in proportion to the Capital Stock held by such Persons), (ii) the purchase, redemption or other acquisition or retirement for value of any Junior Stock of the Corporation or any Capital Stock of any of its Restricted Subsidiaries or any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares, options, warrants, rights or securities (a) that are owned by the Corporation or a Restricted Subsidiary of the Corporation; provided, that such options, warrants, rights or securities are purchased, redeemed or otherwise acquired for value by the issuer thereof, or (b) the issuer of which is a Restricted Subsidiary; provided, that, for purposes of this clause (b), such purchase, redemption or other acquisition or retirement for value is (A) permitted under clauses (viii) or (x) of the definition of Permitted Investments or (B) in an amount, which, when added to all other Restricted Payments made pursuant to this clause (b), is not greater than 10% of Consolidated Tangible Assets of the Corporation and its Restricted Subsidiaries), (iii) the making of any Investment other than a Permitted Investment, (iv) any designation (other than pursuant to clause (x) of the definition of Permitted Investments) of a Restricted Subsidiary as an Unrestricted

Subsidiary (a "Designation"), provided, that the Designation of a Subsidiary of the Corporation as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary that were Restricted Subsidiaries, (v) forgiveness of any Indebtedness of an Affiliate of the Corporation to the Corporation or a Restricted Subsidiary and (vi) any advisory fee paid to an Affiliate with respect to a specific transaction (other than fees payable on the Issue Date upon consummation of the Transactions. For purposes of determining the amount expended for Restricted Payments, (a) cash distributed or invested shall be valued at the face amount thereof and Property other than cash shall be valued at its Fair Market Value, except that in determining the amount of any Restricted Payment made under clause (iv) above, the amount of such Restricted Payment shall be equal to the greater of (x) the book value or (y) the Fair Market Value of the Corporation's direct and indirect proportionate interest in such Subsidiary on such date and (b) upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, or the acquisition by the Corporation or a Restricted Subsidiary of an interest in any Person that, as a result thereof, becomes a Restricted Subsidiary, the Corporation shall be deemed to have made a Restricted Payment equal to the Fair Market Value of the Capital Stock of the Corporation or its Restricted Subsidiaries owned by such new Restricted Subsidiaries.

      "Restricted Subsidiary" means a Subsidiary of the Corporation other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Corporation existing as of the Issue Date. The Board of Directors may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) no Voting Rights Triggering Event shall have occurred and be continuing, (ii) Indebtedness of such Person and its Subsidiaries outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Certificate of Designations and (iii) the provisions referred to in clause (b) of the last sentence of the definition of Restricted Payment is complied with and any Investments pursuant to the second sentence of the definition of Investments are permitted to be made pursuant to the Certificate of Designations.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Seller Note" means any Indebtedness of the Corporation or any Restricted Subsidiary issued to a seller as a portion of the purchase price in any Asset Acquisition by the Corporation or such Restricted Subsidiary from such seller.

      "Senior Notes" means the $200,000,000 aggregate principal amount of 9 1/2% Senior Notes due 2008 of Morris Material Handling.

      "Senior Preferred Stock" means the 12% Series A Senior Exchangeable Preferred Stock of the Corporation, liquidation preference $1,000 per share. "Senior Stock" shall have the meaning ascribed to it in paragraph (b) hereof.

      "Series C Junior Preferred Stock" means the 12 1/2 % Series C Junior Preferred Stock of the Corporation, liquidation preference $1,000 per share.

"South African Credit Facility" means a Credit Facility in an aggregate principal amount or with aggregate commitments not to exceed $5 million to be entered into by Morris Mechanical Handling (Pty) Ltd.

      "Special Dividends" shall have the meaning ascribed to it in paragraph
(c)(vi) hereof.

      "Subsidiary" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total Voting Stock is held by such first-named Person or any of its Subsidiaries or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

      "Surety Arrangement" means one or more surety arrangements providing, inter alia, for the issuance of Surety Obligations between the Corporation or any of its Restricted Subsidiaries and one or more providers, provided to the Corporation or its Restricted Subsidiaries including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

      "Surety Obligations" means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credit, warranties, and similar arrangements between the Corporation and any of its Restricted Subsidiaries and one or more providers, for the benefit of the Corporation's or any Restricted Subsidiary's suppliers, vendors, insurers or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

      "Tax Allocation Agreement" means a tax allocation agreement among the Corporation, Morris Material Handling and MHE Investments, as in effect on the Issue Date and as the same may be amended from time to time subject to the provisions of paragraph (l)(iii) above and provided, that no material adverse effect on Corporation or on the holders of the Senior Preferred Stock shall result as a consequence thereby.

      "Transactions" means, collectively, the Recapitalization, the Financings and the October 1997 Drop Down and the other related transactions described in the section "The Transactions" contained in the Offering Memorandum.

      "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Corporation which is classified (whether on or after the Issue Date) as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Corporation; provided, that a Subsidiary may be so classified as an Unrestricted Subsidiary only if (i) such classification in compliance with paragraph (l)(ii) above, (ii) such Subsidiary does not own beneficially any Capital Stock of the Corporation or any Restricted Subsidiary (other than any Restricted Subsidiary of such Subsidiary that is being designated as an Unrestricted Subsidiary at


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

the time of such classification) and (iii) all Indebtedness of the Corporation or any Restricted Subsidiary to such Subsidiary is deemed incurred at the time of such classification or at the time such Capital Stock is no longer so owned. The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, at any time, (a) be liable for any Indebtedness of any Unrestricted Subsidiary or (b) be liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

      "Voting Rights Triggering Event" shall have the meaning ascribed to it in paragraph (f) hereof.

      "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Corporation.

      (n) Restrictions on Transfer

      (a) Each share of Series B Junior Preferred Stock shall contain a legend substantially to the following effect until the Resale Restriction Termination Date (as defined below) unless the Corporation determines otherwise:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S (WITHIN THE MEANING OF RULE 903(C)(2) OF REGULATION S UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K)(OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRANSFER AGENT A LETTER SIGNED BY SUCH INVESTOR CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE PURSUANT TO CLAUSES (D) AND (F) ABOVE, THE HOLDER WILL BE REQUIRED TO DELIVER TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      (b) Prior to the Resale Restriction Termination Date (or such shorter period as may be prescribed by Rule 144(k) under the Securities Act (or any successor thereto)) no transfers of any Series B Junior Preferred Stock may be effected other than in accordance with the procedures set forth in paragraph
(n)(i) above.


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

      IN WITNESS WHEREOF, said MMH Holdings, Inc. has caused this Certificate of Designations to be signed by Martin L. Ditkof, its Secretary, this 27th day of March, 1998.

                                          MMH HOLDINGS, INC.


                                          By: /s/ Martin L. Ditkof
                                              ------------------------------
                                              Name: Martin L. Ditkof
                                              Title: Secretary


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